Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Medicine Man Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

___________________________________________

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            MEDICINE MAN TECHNOLOGIES, INC.

           4880 Havana Street, Suite 201

          Denver, Colorado 80239

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         To be Held December 10, 2019

To the Shareholders of Medicine Man Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), will be held at 9 a.m. local time on December 10, 2019, or such later date or dates as such Annual Meeting date may be adjourned, at the Palazzo Hospitality Parlor, 3325 S Las Vegas Boulevard, Las Vegas, Nevada, 89109 for the purpose of considering and taking action on the following proposals:

1.	Elect as directors the nominees named in the proxy statement;

2.	To ratify the appointment of BF Borgers CPA PC as our independent public accountant for the fiscal year ending December 31, 2019;

3.	To approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder to 18,500,000;

4.	To approve an increase to the total number of shares of the Company’s authorized common stock to 250,000,000 from 90,000,000 shares; and

5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The foregoing business items are more fully described in the following pages, which are made part of this notice.

The Board recommends that you vote as follows:

•	“FOR” for the election of the Board nominees as directors;

•	“FOR” ratification of the selection of BF Borgers CPA PC as our independent public accountant for the fiscal year ending December 31, 2019;

•	“FOR” approval of the amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder to 18,500,000; and

•	“FOR” an increase in the total number of shares of the Company’s authorized common stock to 250,000,000 from 90,000,000 shares

You may vote if you were the record owner of the Company’s common stock at the close of business on October 24, 2019. The Board of Directors of the Company has fixed the close of business on October 24, 2019 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

As of the Record Date there were 39,877,140 shares of common stock outstanding and entitled to vote at the Annual Meeting. A list of shareholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at the office of the Secretary of the Company at 4880 Havana Street, Suite 201, Denver, CO 80239.

All shareholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

These proxy materials are also available via the Internet at www.ProxyVote.com. You are encouraged to read the proxy materials carefully in their entirety and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Dated: November 1, 2019	By Order of the Board of Directors of Medicine Man Technologies, Inc.

Sincerely, /s/ Andrew Williams Andrew Williams Chief Executive Officer and Director

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting.

For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “General Information About the Annual Meeting” in the proxy statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your shares, please contact our Corporate Secretary at Medicine Man Technologies, Inc., at 4880 Havana Street, Suite 201, Denver, CO 80239, telephone number (303) 371-0387.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2019 AT 9 A.M. PST.

The Notice of Annual Meeting of Shareholders, our Proxy Statement and 2018 Annual Report are available at:

www.ProxyVote.com.

November 1, 2019

Dear Fellow Shareholders:

As Co-Founder and Chief Executive Officer of Medicine Man Technologies (OTCQX: MDCL), I begin this letter with a sense of pride and excitement, as we are undergoing a truly transformational shift in our business. We recently announced a series of pending acquisitions to become one of the leading vertically integrated cannabis operators in Colorado and one of the largest in North America. On a stand-alone basis, these acquisitions are expected to have 2019 collective revenue of $170 million and healthy EBITDA margins. Upon closing of the acquisitions, most of which we anticipate will occur in 2020, the Company will have 12 cultivation operations, seven (7) product manufacturing operations, 34 dispensaries including two currently under construction, and world-class R&D capabilities built for scalability. Management believes the anticipated depth and breadth of market penetration, product offerings, and retail presence will set us apart from nearly all of our competitors in the U.S.

When I co-founded the Company in 2014, the intention was to pursue a vertical integration strategy. Our vision to build a leading cannabis operation in Colorado consisting of the state’s best cannabis brands and the brightest cannabis entrepreneurs under one umbrella is now coming to fruition. We are bringing together true pioneers in the industry who are experts in their fields, proved their mettle in the development of the country’s most mature cannabis market, and continue to successfully grow their businesses by adapting to the corporate and legal climate. These are true visionaries that are set to join our ranks and, when coupled with the passage of Colorado House Bill 19-1090 (“HB19-1090”) and our strategic partnership with Dye Capital & Company, gives us the ability to accelerate our growth and execute on our strategy.

Pending Acquisitions to Create One of the Largest Vertically Integrated Operators in North America

Our goal is to build a “seed-to-sale” company by being first-movers and acquiring mature businesses across all facets of the supply chain, from cultivation to product manufacturing to retail operations and advanced cannabis research. The pending acquisitions will form the foundation for our future in Colorado.

In January 2019, we announced the pending acquisition of MedPharm Holdings, LLC and Medicine Man Denver (“MMD”). MMD operates four dispensaries and a large indoor cultivation operation bringing us an extensive supply source. MedPharm Holdings will enable premium cannabis research and product and brand development capabilities. Additionally, MedPharm brings a Colorado state-licensed research facility and a pending application for a federal bulk-manufacturing cannabis license that will allow for clinical research of cannabis applications for treating diseases. Both of these pending acquisitions were discussed in our March 2019 Shareholder Letter.

Following the passage of HB19-1090 in May 2019, we have been working diligently to sign binding term sheets with numerous strategic Colorado cannabis companies. These pioneer companies will prove crucial to establishing our vertically integrated operations. Let us discuss each of them briefly:

•	Los Sueños Farms, LLC is North America’s largest sustainable cannabis farm. Founder Bob DeGabrielle joined the Company’s Board of Directors simultaneously with our entry into the binding term sheet with Los Sueños.
•	Purplebee’s operates two dispensaries (with two more under construction) and uses proprietary CO2 extraction technology to create cannabis products.
•	Dabble Extracts is an award-winning cannabis company specializing in processing cannabis into premium-grade extracts.
•	Medically Correct is a leading manufacturer of cannabis edibles, including the popular incredibles brand, and is the creator of new brands Quig and Nove, both set to launch in the fall of 2019.
•	Starbuds operates five dispensaries, and Managing Partner Brian Ruden is nominated for election at the Company’s upcoming shareholder meeting.
•	Colorado Harvest Company operates three dispensaries and grows over 70 strains of cannabis in-house.
•	Roots Rx operates six dispensaries in ski and mountain towns and operates an outdoor cultivation operation near Aspen.
•	Strawberry Fields operates four dispensaries in southern Colorado, a manufacturing facility, and over two acres of greenhouse cultivation facilities and owns branded cannabis products, including Devour, a fast-growing brand of gummies.
•	Canyon LLC is a manufacturer of all-natural, premium-infused edibles using its proprietary CO2 extraction process.
•	Other Dispensaries includes eight dispensaries, across the Denver metropolitan area.

Upon closing of these transactions, we will have expanded capabilities and expertise in cultivation, extraction, product manufacturing, and retail sales and distribution all which will enable us to compete in a quickly changing marketplace. Additionally, MedPharm also opens avenues to potentially future pharmaceutical revenue through its advanced cannabis research capabilities and licenses. I know I speak for our family of industry experts when I say we are looking forward to growing together, supporting one another, sharing best practices, and thriving in the next era of Colorado cannabis.

Strategic Investment from Dye Capital and New Board of Directors and Management Team to Benefit Integration and Scalability

The pending transactions will certainly be transformative for us and key to our future growth, but I would be remiss if I did not discuss the impact of a successful relationship behind the scenes. In June 2019, we announced a strategic investment from Dye Capital & Company, a private equity firm with proven experience in aggressively growing and scaling businesses in retail and consumer brands. With this joint venture, Dye Capital has invested $18.2M into the company thus far and could invest nearly $32 million more in the future through the exercise of warrants. This capital has strengthened the Company’s balance sheet during an important acquisitive period in the Company’s development.

Beyond Dye Capital’s investment into the Company, we also benefit from the additions of Mr. Justin Dye and Mr. Leonardo Riera to our Board of Directors. Mr. Dye is a Managing Partner at Dye Capital and became Chairman of the Board at Medicine Man Technologies as part of the strategic investment. He brings 25 years of experience in private equity, general management, operations, strategy, and corporate finance to the Company. He also was an integral part of the private equity team that led Albertsons Companies through over $40 billion in acquisitions and other transactions and grew revenue from $10 billion to over $60 billion. Mr. Riera, Chief Executive Officer of Latin American Advisors, Inc. and also a Dye Capital partner, has over 30 years of experience in investment banking, finance, fund management and also as an entrepreneur in the United States and in over 20 emerging markets.

Dye Capital’s involvement brings additional credibility to our Company and organizational scalability given the background of Dye Capital’s management and personnel. Furthermore, an additional benefit from our strategic partner relationship is the ability of Dye Capital to assist us in recruiting seasoned executive talent to our staff. With Dye Capital’s help, we announced the additions of Todd Williams as Chief Strategy Officer, Collin Lodge as Vice President of Integration, and Lee Dayton as Chief Administrative Officer this summer. All three played key roles at Albertsons Companies during its growth phase, along with Mr. Justin Dye. We also named Nancy Huber as our Senior Vice President of Finance in late August. These executive additions will bolster our management team at an important inflection point for our Company.

Conclusion

Our goal is to be one of the leading vertically integrated cannabis operators in the industry and to profitably grow. We are building a family of proven operators and brands guided by a very experienced and accomplished management team and Board of Directors that are unrivaled in our industry.

These are exciting times for our industry, as more states are legalizing cannabis and the public perception of cannabis use continues to trend favorably. Moreover, the SAFE Banking Act was recently passed in the U.S. House of Representatives, which brings our industry one step closer to access to banking services, which would put us on a level playing field with other industries and companies that enjoy such seemingly basic business services.

In the coming months, our goal will be to focus on closing the numerous acquisitions outlined in this letter and have announced in previous press releases. There is significant growth potential in the cannabis market currently and an abundance of synergies to be recognized from the integration of these new companies into the Medicine Man Technologies family. We certainly intend to capture these opportunities and believe we have the best team of operators and management in the industry to do so. I look forward to sharing more about our strategy in 2020.

From time to time, we will provide shareholder letters like this one to help investors understand our strategy, actions, and accomplishments, but our website at www.MedicineManTechnologies.com is also a great resource for investors and can provide company news and real-time updates.

On behalf of the entire Medicine Man Technologies family, and what a growing one it is, we thank you for your continued support during this exciting time for both our Company and the industry.

Sincerely,

/s/ Andrew Williams

Andrew Williams

Co-Founder and Chief Executive Officer

SAFE HARBOR: This shareholder letter contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services; (ii) our ability to complete and integrate acquisitions; (iii) general industry and economic conditions; and (iv) our ability to access adequate financing on terms and conditions that are acceptable to us, as well as other risks identified in our filings with the SEC. We note that as to all referenced potential acquisitions: (i) we have not performed business, financial, accounting or legal due diligence, (ii) each contemplates entering into a definitive agreement and no such definitive agreement has been executed,(iii) financial information and projections relating to these potential acquisitions is based solely on information provided by the target companies, without review by us or independent verification, and historical financial information of the potential acquisitions targets is unaudited , (iv) each of these potential acquisitions and any projected financial information is subject to substantial risks and uncertainties,(v) completing these acquisitions and executing on our strategy will require us to secure additional financing and (vi) completing each of these acquisitions is subject to obtaining regulatory approvals. There can be no assurance that the proposed acquisitions will in fact be consummated on the terms and in the manner previously disclosed or at all. Forward looking statements are dynamic and subject to change. Our forward-looking statements speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements as a result of new information, future events or otherwise. Inevitably some assumptions underlying projections will not materialize and unexpected events and circumstances may affect ultimate financial results. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic, regulatory, and competitive risks. Actual results achieved may vary materially from the projections or other forward-looking statements. There are substantial risks and uncertainties relating to integrating an acquisition and we contemplate completing and integrating a substantial number of acquisitions which enhances the risks and uncertainties.

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          MEDICINE MAN TECHNOLOGIES, INC.

          4880 Havana Street, Suite 201

        Denver, Colorado 80239

2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2019

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying notice of the 2019 Annual Meeting of Shareholders, contains information about the 2019 Annual Meeting of Shareholders of Medicine Man Technologies, Inc., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 9 a.m local time on December 10, 2019, at Las Vegas, Nevada, or such later date or dates as such Annual Meeting date may be adjourned. For directions to the meeting, please call (303) 371-0387.

This proxy statement has been prepared by the management of Medicine Man Technologies, Inc.

These proxy materials also are available via the Internet at www.medicinemantechnologies.com/proxy. You are encouraged to read the proxy materials carefully, and in their entirety, and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting, you are encouraged to submit your vote promptly. You have a choice of submitting your proxy by Internet, by telephone or by mail, and the proxy card provides instructions (and access number) for each option.

In this proxy statement, we refer to Medicine Man Technologies, Inc. as “Medicine Man,” the “Company,” “we,” “us” or “our.”

We are mailing this proxy statement on or about October 24, 2019.

Why Did You Send Me This Proxy Statement?

The Board of Directors of the Company (referred to herein as the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the Annual Meeting and any adjournments thereof. This proxy statement, along with the accompanying Notice of Annual Meeting of Shareholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 10, 2019: The Notice of Annual Meeting of Shareholders, our Proxy Statement and 2018 Annual Report are available at www.Proxyvote.com.

The following documents are being made available to all shareholders entitled to notice of and to vote at the Annual Meeting:

1)	This proxy statement.

2)	The accompanying proxy.

3)	Our 2018 Annual Report.

The 2018 Annual Report includes our financial statements for the fiscal year ended December 31, 2018, but is not a part of this proxy statement. You can also find a copy of our 2018 Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov/edgar or through the “SEC Filings” section of our website at https://ir.medicinemantechnologies.com/sec-filings/all-sec-filings

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Who Can Vote?

Shareholders who owned common stock at the close of business on October 24, 2019 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 39,877,140 shares of common stock outstanding and entitled to vote.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A shareholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any shareholder who has executed a proxy card but attends the Annual Meeting in person may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Globex Transfer, LLC, or you have stock certificates, you may vote:

•	By mail. Complete and mail the proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board.

•	By Internet. At www.ProxyVote.com.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your broker.

How Does the Board Recommend That I Vote On the Proposals?

The Board recommends that you vote as follows:

•	“FOR” for the election of the Board nominees as directors;

•	“FOR” ratification of the selection of BF Borgers CPA PC as our independent public accountant for the fiscal year ending December 31, 2019;

•	“FOR” approval of the amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder to 18,500,000; and

•	“FOR” an increase in the total number of shares of the Company’s authorized common stock to 250,000,000 from 90,000,000 shares.

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If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. As of the date of this proxy statement, we are not aware of any other matters that need to be acted on at the Annual Meeting, other than those discussed in this proxy statement

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;

•	if your shares are registered in your name, notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above or under "Voting Instructions" on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is quoted on the OTCQX) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal 1 (election of directors), and Proposal 3 (approval of amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder to 18,500,000), are considered non-routine matters, and Proposal 2 (the ratification of our independent public accountant) and Proposal 4 (the increase in our authorized shares of common stock to 250,000,000 shares from 90,000,000 shares) are considered routine matters. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (the ratification of our independent public accountant) and Proposal 4 (the increase in our authorized shares of common stock to 250,000,000 shares from 90,000,000 shares) but does not have authority to vote your unvoted shares for Proposal 1 (election of directors), and Proposal 3 (amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder to 18,500,000). We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

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What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for director who receive the greatest number of votes FOR election (also known as a plurality) will be elected as directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of the Appointment of BF Borgers CPA PC as our Independent Public Accountant for the Fiscal Year Ending December 31, 2019	The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to appoint the Company’s independent accountant. However, if our shareholders do not ratify the appointment of BF Borgers CPA PC as the Company’s independent public accountant for the fiscal year ending December 31, 2019, the Audit Committee of the Board may reconsider its appointment.
Proposal 3: Approval of Amendment to Company’s 2017 Equity Incentive Plan to Increase the Number of Shares of Common Stock that may be Issued Thereunder to 18,500,000.

The affirmative vote of a majority of the votes cast for this proposal is required to approve the amendment to the Company’s 2017 Equity Incentive Plan. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms will not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Approval to increase the number of shares of the Company’s authorized common stock to 250,000,000 shares from 90,000,000 shares.	The affirmative vote of a majority of the shares entitled to vote at the meeting is required to approve the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 250,000,000 shares from 90,000,000 shares. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a negative vote.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of shareholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if either we or the brokers believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both shareholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once shareholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until shareholders are otherwise notified or until they revoke their consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

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Those shareholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our shareholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

•	Shareholders whose shares are registered in their own name should contact our transfer agent, Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725 telephone: (813) 344-4490.

•	Shareholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Shareholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?

In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are shareholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2020 Annual Meeting of Shareholders by submitting their proposals to the Company in a timely manner. These proposals must meet the shareholders eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by March 1, 2020 to our Corporate Secretary, 4880 Havana Street, Suite 201 Denver, CO 80239.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 24, 2019, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group.

The table lists applicable percentage ownership based on 39,877,140 shares of common stock outstanding as of June 26, 2019. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of October 15, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Medicine Man Technologies, Inc., 4880 Havana Street, Suite 201, Denver, CO 80239.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned

Andrew Williams	2,176,199(1)	5.5%
Robert DeGabrielle	0	*
Paul Dickman	1,275,053	3.2%
Joseph P. Puglise	250,000(2)	*
Justin Dye	18,200,000 (3)	37.2%
Leonardo Riera	0	*
Officers and Directors as a Group (6 persons)	21,901,252	44.5%
5% Shareholders
Dye Capital Cann Holdings, LLC	18,200,000 (3)	37.2%
Joshua Haupt	3,792,786	9.5%

* Less than 1%.

(1) Includes 1,554,500 shares held in the name of the Andrew Johns Williams Revocable Trust.

(2) Represents shares underlying options that have vested.

(3) Represents 9,100,000 shares and 9,100,000 shares underlying warrants held by Dye Capital Cann Holdings, LLC. Mr. Dye has voting and investment control over such shares.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

On October 21, 2019, our Board of Directors approved an amendment to our bylaws which provides that each director shall serve for a term ending on the date of the second annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class A shall serve for an initial term expiring at the Company's first annual meeting of stockholders following the effectiveness of the amendment and each director initially appointed to Class B shall serve for an initial term expiring at the Company's second annual meeting of stockholders following the effectiveness of the amendment.

The size of the Board of Directors will remain as previously set at five directors, two of whom are nominated as Class A directors, and three of whom are nominated as Class B directors.

At this annual meeting, Robert DeGabrielle and Brian Ruden are nominated as Class A directors to serve for an initial term expiring at the Company 2020 annual meeting and thereafter shall serve for two year terms. In addition, at this annual meeting, Andrew Williams, Justin Dye and Leonardo Riera are nominated as Class B directors to serve for a two-year term expiring at the Company’s 2021 annual meeting.

Each director serves until his or her successor is elected and qualified, or until his or her resignation or removal. Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. Therefore, the five directors receiving the most votes “for” will be elected. Broker non-votes (if any) and withheld votes will be treated as shares present for purposes of determining the presence of a quorum but will have no effect on the vote for the election of directors. Information with respect to the five nominees proposed for election is set forth below.

Paul Dickman will not stand for re-election to the Board.

The Board of Directors recommends a vote FOR the director nominees. The persons named in the accompanying proxy card will vote for the election of the nominees named in this proxy statement unless shareholders specify otherwise in their proxies. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated by the Board of Directors, the persons named as proxy holders on the accompanying proxy card intend to vote for such nominees. Management is not aware of the existence of any circumstance which would render the nominees named below unavailable for election. Except for Brian Ruden, all of the nominees are currently directors of the Company.

The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the expiration of his respective term, as set forth above, and until a successor is named and qualified, or until his or her earlier resignation or removal. Except for Brian Ruden, all nominees are members of the present Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the shareholder, the accompanying proxy will be voted for the election of the five persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Nominees for Director

Set forth below are the names, ages, and biographical information of the nominees for directors of the Company.

Name	Age
Andrew Williams	51
Justin Dye	46
Leonardo Riera	59
Robert DeGabrielle	70
Brian Ruden	44

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Andrew Williams is a Co-founder and Chief Executive Officer of the Company. He has served as a director of the Company since 2014. From 2014 to 2018, Mr. Williams was the Company’s Chairman. Since 2016, Mr. Williams, has also been a founding partner of MedPharm, a phytopharmaceutical company. He currently serves as a board member of the Cannabis Trade Federation, Colorado Leads, American Trade Association for cannabis and Hemp and Flatiron Venture Partners, LLC. Mr. Williams was previously a project portfolio manager with Jeppesen, a software company offering navigational and flight planning products, as well as a director with Electronic Warfare Associates (EWA). Mr. Williams is currently the co-founder and director of the Medicine Man Family Foundation, a community-focused nonprofit investing in impact-driven projects rooted in the communities in which the Medicine Man brand operates. Mr. Williams received his Bachelor of Science in industrial engineering from Colorado State University-Pueblo. The Board of Directors has concluded that Mr. Williams is qualified to serve in his capacity due to his significant industry and leadership experience.

Justin Dye has served as a director and Chairman since June 2019. Mr. Dye has 25 years of experience in private equity, general management, operations, strategy, corporate finance, and M&A. Prior to founding Dye Capital & Company in 2018, he served as an integral part of the private equity consortium that acquired Albertsons Companies (“Albertsons”) and led its expansion through over $40 billion in acquisitions, divestitures, real estate and financing transactions. During his 11-year tenure as Chief Strategy Officer, Chief Operating Officer, and Chief Administration Officer, Albertsons grew sales from approximately $10 billion to over $60 billion with over 2,300 stores and 285,000 employees. Prior to Albertsons, Justin held roles at Cerberus Capital Management, General Electric and Arthur Andersen. Justin serves as lead director for New Seasons Market and is a member of the DePauw University Board of Trustees. Mr. Dye’s financial and executive experience qualifies him to serve on our Board of Directors.

Leonardo Riera has served as a director since June 2019. Mr. Riera has over 30 years of experience in investment banking and fund management and was the Country Head for Bankers Trust in Venezuela for over a decade. Mr. Riera has been a partner at Dye Capital & Company since 2019, and has been owner and CEO of Latin America Advisors, Inc., providing investment advisory and strategic planning services, since 1987. He was a consultant with McKinsey & Co., and Head of Mergers & Acquisitions for Citicorp Investment Bank in Venezuela. Mr. Riera served as President of the International Banking Association of Venezuela for three terms. He was also Head of Asset Structuring and Credit for a $2 Billion Emerging Market Debt Fund based in Florida, where he was responsible for investments in Russia, Ukraine, Kazakhstan, Mexico, China, Nigeria, Singapore, Angola, and Brazil. Mr. Riera holds a degree in Economics from Universidad Católica Andrés Bello and an MBA from the University of Pennsylvania’s distinguished Wharton School of Business. Mr. Riera’s financial and executive experience qualifies him to serve on our Board of Directors.

Robert DeGabrielle has served as a director since June 5, 2019. Mr. DeGabrielle has over 40 years of experience in acquiring, developing, managing and selling commercial and residential real estate. Since 1996, Mr. DeGabrielle been Managing Partner of Los Suenos Farms LLC, a real estate company. Mr. DeGabrielle also owns two Colorado Retail Marijuana Cultivation Licenses, Farm Boy LLC and Baseball 18 LLC, both doing business as Los Suenos Farms. Los Sueños Farms. is the largest cannabis farm in North America, with 36 acres of farmland under cultivation with natural sun-grown cannabis, and an additional 36,000 square feet of cannabis greenhouses. Since 2015, Mr. DeGabrielle has served on the board of Colorado Leads, the leading cannabis industry association in Colorado. Mr. DeGabrielle was also a founding member of the Cannabis Trade Association, the leading cannabis industry association in the United States. Mr. DeGabrielle’s business executive experience and substantive knowledge of and leadership in the Colorado cannabis industry qualifies him to serve on our Board of Directors.

Brian Ruden is the owner of several Colorado Retail Marijuana Store Licences around the state of Colorado doing business as Starbuds. Starbuds is one of the most recognized and successful retail cannabis operations in Colorado. Since 2010, he has owned and operated marijuana licenses in Colorado, Washington DC, and Hawaii. In 2014, Mr. Ruden founded Starbuds Consulting, a consulting company which provides strategic advice to start-up marijuana operations. Before entering the marijuana industry, Mr. Ruden was a tax attorney in Colorado. In 2005, Mr. Ruden received his law degree from the University of Denver, Sturm College of Law. He received his bachelor of science from the University of Massachusettes. Mr. Ruden’s extensive business experience qualifies him to serve on our Board of Directors.

Mr. Dye and Mr. Riera were appointed directors of the Company pursuant to, and upon the initial closing on June 5, 2019 of the securities purchase agreement between the Company and Dye Capital Cann Holdings, LLC (see “Certain Relationships and Related Transactions”).

Mr. DeGabrielle was appointed a director of the Company in connection with the binding term sheet dated May 24, 2019 among the Company, Farm Boy, LLC (“Farm Boy”) and Baseball 18, LLC (“Baseball”), setting forth the terms of the acquisition by the Company of 100% of the capital stock and assets of Farm Boy and Baseball respectively (see “Certain Relationships and Related Transactions.”)

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Family Relationships

There are no family relationships among the officers and directors.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our directors, director nominees or executive officers has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Vote Required

The top five nominees for director who receive the greatest number of votes FOR election (also known as a plurality) will be elected as directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS

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INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Independence of Directors

Our Board is currently comprised of five members. Our Board has affirmatively determined that three directors, Mr. Dye, Mr. DeGabrielle and Mr. Riera and are each “independent” within the meaning of the Nasdaq Marketplace Rules.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and Chief Executive Officer. Currently, Mr. Dye serves as Chairman and Mr. Williams serves as Chief Executive Officer. Our Board of Directors does not have a lead independent director. Our Board of Directors has determined that its leadership structure is appropriate and effective for us at this time, given our stage of development.

Director Attendance at Board, Committee, and Other Meetings

The Board held 9 meetings in 2018 and took action by written consent on one occasion. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2018, each nominee for director, who currently serves as a director, attended more than 75% of the aggregate number of meetings of the Board and all Committees on which they served.

Board Role in Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company, our company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Committees of the Board

The Board has established various Committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees, copies of which are available in print to any stockholder upon written request to Medicine Man Technologies, Inc., 4880 Havana Street, Suite 201, Denver, Colorado 80239, Attention: Corporate Secretary. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

Audit Committee

Our Board has established an Audit Committee, which is composed of Mr. Riera (chair), Mr. Dye, and Mr. Dickman. The Board has determined that Mr. Dickman is an audit committee financial expert. The Audit Committee met 4 times during 2018. The Audit Committee’s primary duties are to:

•	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;

•	review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;

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•	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;

•	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;

•	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;

•	prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings; and

•	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters.

Our Audit Committee charter also mandates that our Audit Committee approve all audit and permissible non-audit services conducted by our independent registered public accounting firm. The Audit Committee was established in 2016.

 Nominating and Corporate Governance Committee

Our Board has also established a Nominating and Governance Committee, or the Governance Committee. The Governance Committee consists of Mr. Dye (Chairman), Mr. Riera, Mr. Dickman and Mr. Williams. The Governance Committee met 4 times during 2018. The Governance Committee’s primary duties are to:

•	recruit new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors;

•	review the size and composition of our Board and its Committees;

•	oversee the evaluation of the Board;

•	recommend actions to increase the Board’s effectiveness; and

•	develop, recommend and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Nominating and Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee was established in 2016.

Compensation Committee

Our Board has established a Compensation Committee. The Compensation Committee consists of Mr. Dye, Mr. Dickman and Mr. Riera serve on this committee. The Chairman is Mr. Dye. The Compensation Committee met 4 times during 2018. The Compensation Committee’s primary duties are to:

•	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives;

•	determine and approve executive officer compensation, including base salary and incentive awards;

•	make recommendations to the Board regarding compensation plans;

•	administer our stock plan; and

•	prepare a report on executive compensation for inclusion in our proxy statement for our annual stockholder meetings.

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Our Compensation Committee determines and approves all elements of executive officer compensation. It also provides recommendations to the full Board of Directors with respect to non-employee director compensation. The Compensation Committee may not delegate its authority to any other person, although it may delegate its authority to a subcommittee.

The Compensation Committee was established in 2016.

Audit Committee Report

Review of our Audited Financial Statements

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K with management and discussed the quality and acceptability of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (PCAOB), including Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and our company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to us, and considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Directors (and our Board has approved) that our audited financial statements for the year ended December 31, 2018 be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

The Audit Committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the year ending December 31, 2019 for ratification by shareholders at the Company’s annual meeting.

The Audit Committee currently consists of Mr. Riera, Mr. Dye, and Mr. Dickman.

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Governance Committee. The Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating Board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent shareholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

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The Governance Committee will consider director candidates recommended by shareholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our officers, employees and directors, including our Chief Executive Officer and Chief Financial Officer. Our Code of Business Conduct and Ethics is available on our website at https://www.medicinemantechnologies.com/. We have always conducted our business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us. Equally important are equitable conduct and fairness in our business operations and in our dealings with others. Our Code of Business Conduct and Ethics reflects the foregoing principles. The Company will provide a copy of our Code of Business Conduct and Ethics to any person without charge upon request to: Medicine man Technologies, Inc., 4880 Havana Street, Suite 201, Denver Colorado, 80239 Attention: Corporate Secretary

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer and Chief Financial Officer by posting such information on our website at www.medicinemantechnologies.com in the near future

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to:

Justin Dye, Chairman of the Board of Directors

Medicine Man Technologies, Inc.

4880 Havana Street

Suite 201

Denver, Colorado 80239

Our Audit Committee has also adopted a whistle-blower policy to allow employees, stockholders and other interested persons to communicate directly with our Audit Committee, including reporting complaints relating to accounting, internal accounting controls, or auditing matters. Communications should be addressed to:

Mr. Leonardo Riera, Chairperson of the Audit Committee

Medicine Man Technologies, Inc.

4880 Havana Street

Suite 201

Denver, Colorado 80239

Any communications may be made on an anonymous or confidential basis, but should contain sufficiently specific information to permit the Audit Committee or Board to pursue the matter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of these reports received by us, or written representations from the reporting persons that no other reports were required, we believe that, during our fiscal year ended December 31, 2018, there were 6 untimely filings of a Form 3, 4 and/or 5 by the Company’s Section 16(a) filers as follows: Paul Dickman (one Form 4; one transaction); Andrew Williams (three Form 4s; twenty seven transactions) and Jonathan Sandberg (one Form 4; four transactions) and one for a prior Section 16 filer.

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EXECUTIVE OFFICERS

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Position(s) held
Andrew Williams	51	Chief Executive Officer and Director
Paul Dickman	39	Interim Chief Financial Officer, Director and Secretary
Joseph P. Puglise	49	Chief Operating Officer

Biographical information regarding Mr. Williams is contained in the information disclosures relating to the Company’s nominees for director.

Paul Dickman is a Director and was named interim Chief Financial Officer of the Company in April 2019. Mr. Dickman was previously appointed as a Corporate Secretary of the Company in December 2018. He was CFO of the Company until June 2017. Mr. Dickman has also been a board advisor to GrowFlow Corp, a seed-to-sale cannabis company in Washington State, since 2017, and a manager of Breakwater MB, LLC, a boutique merchant bank dedicated to investing in companies in emerging industries, since 2017. Since 2009, Mr. Dickman has been a principal with Breakwater Corporate Finance, a consulting firm which provides outsourced CFO and Board governance services. Mr. Dickman received his Bachelor of Sciences in financial management and accounting from Bob Jones University and is a licensed C.P.A. Mr. Dickman is qualified to serve as the Chairman of the company due to his significant board and leadership experience in both the cannabis and financial services industries.

Joseph P Puglise was appointed Chief Operating Officer in December 2018. He also served as a director from February 2019 until resigning as director on June 5, 2019. In addition to his positions with the Company, from April 2015 through November 2018, Mr. Puglise was the CEO and a member of the Board of Directors of Brite Media/Beekman Group, New York, NY, a company engaged in media services. He remains a director of this company as of the date hereof. Previously, from August 1993 through April 2015, he held a variety of positions, rising to be President of iHeartmedia, New York, a company engaged in media services, where he oversaw approximately 300 employees and nearly $200 million in annual revenue and $100 million in annual EBITDA. Mr. Puglise received a Bachelor of Science degree from the Wharton School, University of Pennsylvania, in 1992.

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EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position		Year	Salary ($)(1)	Bonus ($)	Bonus Stock Awards (in $)	Bonus Stock Awards (in Shares)	Option Awards ($)(2)	Option Awards (in options)	All Other Compensation ($)	Total ($)
Jonathan Sandberg,		2018	$124,000	$–	$80,400	60,000	–	–	$–	$204,400
CFO		2017	$61,962	$–	$40,000	25,000	–	–	$–	$101,962
Brett Roper,		2018	$156,000	$75,000	$–	–	–	–	$265,000	$496,000
previous CEO	1	2017	$156,000	$14,875	$800,000	500,000	–	1,000,000	$89,495	$1,045,495
Andy Williams,		2018	$25,000	$–	$–	–	–	–	$–	$25,000
CEO	2	2017	$–	$31,962	$600,000	375,000	–	750,000	$–	$631,962
Josh Haupt,		2018	$156,000	$–	$–	72,230	–	–	$12,000	$168,000
CCO	3	2017	$120,000	$–	$40,000	25,000	–	–	$–	$120,000
Joe Puglise,		2018	$25,000	$–	$–	–	–	250,000	$–	$25,000
COO	4	2017	$–	$–	$–	–	–	–	$–	$–
Paul Dickman,		2018	$–	$–	$–	–	–	–	$–	$–
previous CFO	5	2017	$30,000	$–	$200,000	125,000	–	250,000	$–	$230,000

__________________________

1.	Mr. Roper passed away in December 2018. Salary reflected is annual.
2.	Mr. Williams served as Interim CEO beginning December 1, 2018. Salary reflected is 1 month of annual salary.
3.	Joshua Haupt also receives automobile reimbursement up to $1,000 p/month.
4.	Reflects compensation commencing on December 1, 2018.
5.	Mr. Dickman resigned as CFO of the Company June 3, 2017 and was appointed Interim CFO on April 26, 2019.

Employment Agreements

On May 15, 2019, the Board of Directors of the Company approved an employment agreement entered into between the Company and Andrew Williams, the Company’s CEO dated as of January 25, 2019 (the “Williams Agreement”). Pursuant to the terms and subject to the conditions set forth in the Williams Agreement, Mr. Williams shall receive: (i) $300,000 base salary per year; (ii) annual bonus determined by the Company determined based on certain considerations including the Company’s stock price and trading volume, overall revenue growth and execution of the Company’s business plan; (iii) 1,000,000 shares of the Company’s common stock if at any point the Company’s common stock appreciates to $8.00 per share.

In the event of Mr. Williams’ death or Disability, as defined in the Williams Agreement, the Company will pay to Mr. Williams or his estate or beneficiaries, as the case may be, all earned but unpaid bonuses, and will continue to pay his then current base salary for six months following termination of the Williams Agreement, unless the Company provides Mr. Williams with life insurance in the aggregate amount of no less than $150,000.

Pursuant to the terms of the Williams Agreement, Mr. Williams agreed to certain covenants not to compete and customary nondisclosure obligations.

The Williams Agreement provides for a term of three years and may be terminated (i) mutually in writing by the parties or (ii) unilaterally by the Company for Good Cause as such term is defined in the Williams Agreement. In the event the Williams Agreement is terminated by the Company without Good Cause, as such term is defined in the Williams Agreement or in the event Mr. Williams terminates for Good Reason, as such term is defined in the Williams Agreement, Mr. Williams shall be entitled to receive 12 months base salary and any earned but unpaid bonus. Pursuant to the terms of the Williams Agreement, Mr. Williams is also entitled to reimbursement of reasonable business expenses and a monthly car allowance, as well as customary health insurance provided to executives of the Company.

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On May 15, 2019, the Board approved an amendment dated as of April 23, 2019 (the “Puglise Amendment”) to an employment agreement entered into between the Company and Joseph Puglise, the Company’s COO dated as of December 5, 2018 (the “Original Puglise Agreement”). The Puglise Amendment clarifies certain terms set forth in the Original Puglise Agreement (the Original Puglise Agreement as amended, hereinafter, the “Puglise Agreement”). Pursuant to the Puglise Agreement, Mr. Puglise shall receive: (i) $300,000 base salary per year; (ii) a quarterly bonus assessed based upon total revenue of existing business operations and divisions in effect as of the date of the Original Puglise Agreement based on 1.5% of the Company’s gross revenue. In addition, Mr. Puglise received an option to acquire up to 2,000,000 shares of the Company’s common stock (the “Puglise Option”) at an exercise price of $1.49 per share, such purchase price equal to the fair market value of the Company’s common stock as of the date of the Original Puglise Agreement, to vest and become exercisable as follows: (i) 250,000 upon execution of the Original Puglise Agreement and 250,000 upon each of the first, second and third year anniversaries of the Original Puglise Agreement; (ii) 250,000 if the Company achieves annual gross revenue in excess of 25,000,000 in calendar-year 2020 from the Company’s operations and divisions in effect as of date of the Original Puglise Agreement, which includes MMT Licensing, Three-A-Light, Success Nutrients, Cultivation MAX, Cultivation Partnership Operations and Big Tomato; (iii) 250,000 if the Company achieves annual gross revenue in excess of $40,000,000 in calendar-year 2021 from the Company’s operation and divisions in effect as of date of the Original Puglise Agreement, which includes MMT Licensing, Three-A-Light, Success Nutrients, Cultivation MAX, Cultivation Partnership Operations and Big Tomato; (iv) 500,000 if the VWAP of the Company’s common stock is $5.00 or higher for five consecutive trading days at any time during the term of the Puglise Agreement.

The Puglise Option becomes fully vested upon the occurrence of certain events as set forth in the Puglise Agreement, including upon the occurrence of a Change in Control as defined in the Puglise Agreement.

In the event of Mr. Puglise’s death or Disability, as defined in the Puglise Agreement, the Company will pay to Mr. Puglise or his estate or beneficiaries, as the case may be, all earned but unpaid bonuses, and will continue to pay his current base salary for six months following termination of the Agreement, unless the Company provides Mr. Puglise with life insurance in the aggregate of no less than $150,000.

Mr. Puglise has agreed to certain covenants not to compete and customary nondisclosure obligations.

The term of the Puglise Agreement shall be three years and may be terminated (i) mutually in writing by the parties or (ii) unilaterally by the Company for Good Cause as such term is defined in the Puglise Agreement. In the event the Puglise Agreement is terminated by the Company without Good Cause, as such term is defined in the Puglise Agreement or in the event Mr. Puglise terminates for Good Reason, as such term is defined in the Puglise Agreement, Mr. Puglise shall be entitled to receive 12 months base salary and any earned but unpaid bonus. Pursuant to the terms of the Puglise Agreement, Mr. Puglise is also entitled to reimbursement of reasonable business expenses, as well as customary health insurance provided to executives of the Company.

Outstanding Equity Awards at Fiscal-Year End

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2018 for each of our named executive officers.

Outstanding Equity Awards
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Joe Puglise	250,000	–	1.49	12/3/2021	–	–

Director Compensation

In June 2019 the Board of Directors of the Company approved board compensation to its directors as follows:

•	Non-employee directors will receive a monthly cash retainer of $6,000

•	Non-employee directors will receive a monthly cash retainer of $2,000 for service on each committee of the Board

•	The Chairman of the Board will receive an additional monthly cash retainer of $8,000

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The following table represents compensation paid in 2018 to our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Paul Dickman	$32,500	$71,000	$–	$–	$–	$7,500	$111,000
Jim Toreson (1)	$30,000	$71,000	$–	$–	$–	$5,000	$106,000
Charles Haupt (2)	$30,000	$71,000	$–	$–	$–	$5,000	$106,000

______________________

(1) Mr. Toreson resigned as a director in March 2019.

(2) Mr. Haupt resigned as a director in June 2019.

Equity Compensation Plan Information

The following table sets forth information about our equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise prices of outstanding options, warrants and rights		Number of securities remaining available for future issuance under the equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)
Equity compensation plans approved by security holders	2,125,000	$	n/a	100,000

Equity compensation plans not approved by security holders	–		n/a	–
Total	2,125,000			100,000

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the twelve months ended December 31, 2018 and the six months ended June 30, 2019, we had sales from Super Farm LLC (“Super Farn”) totaling $207,827 and $306,280, respectively. During the twelve months ended December 31, 2018 and the six months ended June 30, 2019 we had $72,585 and $96,260 sales from De Best Inc. (“De Best”). Joshua Haupt, the Company’s former chief revenue officer, owns 20% of both De Best and Super Farm. We give a larger discount on nutrient sales to related parties than non-related parties. As of December 31, 2018, we had accounts receivable balance with Super Farm totaling $7,519 and $6,404 accounts receivable from De Best. During the twelve months ended December 31, 2018, we had cost of sales associated with Super Farm totaling $104,259 and $37,830 from De Best. As of June 30, 2019, the Company had accounts receivable balance with Super Farm LLC totaling $9,552 and $3,885 accounts receivable from De Best Inc. During the six months ended June 30, 2019, the Company had discount of sales associated with Super Farm LLC totaling $153,140 and $48,130 from De Best Inc.

During the twelve months ended December 31, 2018, we had sales from Future Vision totaling $242,720 and cost of sales totaling $121,360. Andrew Williams, our chief executive officer and director, owns 38% of Future Vision. As of December 31, 2018, we had an accounts payable balance owed to Joshua Haupt totaling $7,013 and an additional $4,080 owed to Future Vision. As of December 31, 2018, we had an accounts receivable balance owed from Future Vision totaling $4,836 and $6,960 owed from Future Vision. During the twelve months ended December 31, 2018, we had sales from Med Pharm Holdings totaling $4,495 and cost of sales totaling $1,498. Mr. Williams owns 10% of Med Pharma Holdings. During the twelve months ended December 31, 2018, we had sales from Future Vision totaling $11,738.

During the six months ended June 30, 2019, the Company had sales from Future Vision dba Medicine Man Denver totaling $143,005 and discount of sales totaling $71,503. As of June 30, 2019, the Company had an accounts receivable balance owed from Future Vision totaling $40,690. As of June 30, 2019, the Company had sales from Med Pharm Holdings totaling $14,795 and discount of sales totaling $7,498. As of June 30, 2019, the Company had an accounts receivable balance owed from Med Pharm Holdings totaling $5,195. Our Chief Executive Officer, Andy Williams, currently owns 38% of Future Vision dba Medicine Man Denver. Andy Williams also owns 10% of Med Pharm Holding.

Mr. Dye and Mr. Riera were appointed directors of the Company pursuant to, and upon the initial closing on June 5, 2019 of the securities purchase agreement between the Company and Dye Capital Cann Holdings, LLC, pursuant to which the Company agreed to sell to Dye Capital, and Dye Capital agreed to purchase from the Company, up to 7,000,000 shares of common stock at $2.00 per share and warrants to purchase 100% of the number of shares of common stock sold. At the initial closing on June 5, 2019, the Company sold to Dye Capital 1,500,000 shares and 1,500,000 warrants for gross proceeds of $3,000,000, and has consummated subsequent closings for an aggregate of 9,100,000 shares of common stock and warrants to purchase 9,100,000 shares of common stock for aggregate gross proceeds of $18,200,000 to the Company.

Mr. DeGabrielle was appointed a director of the Company in connection with the binding term sheet (the “Farm Boy Term Sheet”) dated May 24, 2019 (the “Farm Boy Execution Date”) among the Company, Farm Boy, LLC (“Farm Boy”) and Baseball 18, LLC (“Baseball”), setting forth the terms of the acquisition by the Company of 100% of the capital stock and assets of Farm Boy and Baseball respectively (the “Farm Boy Acquisition”). Mr. DeGabrielle is the 100 percent owner Farm Boy, LLC and Baseball 18, LLC

The terms of the Farm Boy Term Sheet are summarized as follows:

As consideration, the Company shall pay a total purchase price of $5,937,500 (the Farm Boy Purchase Price”), subject to adjustment, consisting of $1,187,500 cash and 1,578,073 shares of its common stock, par value $0.001 per share. The 1,578,073 shares was determined by averaging the closing price of Company’s common stock for the five (5) days prior to the Farm Boy Execution Date, which equated to $3.01 per share.

The Farm Boy Purchase Price is predicated on projected 2019 gross revenues of Farm Boy and Baseball. The Farm Boy Purchase Price will be adjusted to reflect the actual 2019 gross revenues on a date and method mutually agreed upon by the Company, Farm Boy and Baseball and memorialized in the Farm Boy Long-Form Agreement (as defined below).

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The obligations of the Company, Farm Boy and Baseball under the Farm Boy Term Sheet are conditioned upon the satisfaction or mutual waiver of the following conditions (the “Farm Boy Conditions”):

i.	regulatory approval of the Marijuana Enforcement Division;

ii.	approval from applicable state and local licensing authorities;

iii.	receipt of all required third party consents to allow for the Company’s assumption of Farm Boy and Baseball contracts;

iv.	all of Farm Boy’ and Baseball’s capital stock and assets are transferred to the Company free and clear of all liens, claims and security interests;

v.	the Company’s payment of $1,187,500 cash and 25% of the share component of the Farm Boy Purchase Price to Farm Boy and Baseball; and

vi.	all additional conditions as set forth in the Farm Boy Term Sheet.

The Farm Boy Term sheet contemplates the parties entering into a long-form agreement and other ancillary documents to memorialize the Farm Boy Acquisition (the “Farm Boy Long-Form Agreement”). In the event the Farm Boy Long-Form Agreement is not agreed to within one year of the Farm Boy Execution Date and all of the Farm Boy Conditions are either satisfied or waived, the Farm Boy Acquisition shall be consummated and governed by the terms of the Farm Boy Term Sheet.

On May 24, 2019 (the “Los Suenos Execution Date”), the Company entered into a binding term sheet (the “Los Suenos Term Sheet”) with Los Suenos, LLC (“Los Suenos”) and Emerald Fields Grow, LLC (“Emerald”), each a Colorado limited liability company, setting forth the terms of the acquisition by the Company of 100% of the capital stock and assets of Los Suenos and Emerald respectively (the “Los Suenos Acquisition”). Mr DeGabrielle has a management contract with Los Suenos, LLC and Emerald Fields Grown, LLC, but has no ownership interests in either entity.

The terms of the Los Suenos Term Sheet are summarized as follows:

As consideration, the Company shall pay a total purchase price of $5,937,500 (the “Los Suenos Purchase Price”), subject to adjustment, consisting of $1,187,500 cash and 1,578,073 shares of its common stock. The 1,578,073 shares was determined by averaging the closing price of Company’s common stock for the 5 days prior to the Los Suenos Execution Date, which equated to $3.01 per share.

The Los Suenos Purchase Price is predicated on projected 2019 gross revenues of Los Suenos and Emerald. The Los Suenos Purchase Price will be adjusted to reflect the actual 2019 gross revenues on a date and method mutually agreed upon by the Company, Los Suenos and Emerald and memorialized in the Los Suenos Long-Form Agreement (as defined below).

The obligations of the Company, Los Suenos and Emerald under the Los Suenos Term Sheet are conditioned upon the satisfaction or mutual waiver of the following conditions (the “Los Suenos Conditions”):

i.	regulatory approval of the Marijuana Enforcement Division;

ii.	approval from applicable state and local licensing authorities;

iii.	receipt of all required third party consents to allow for the Company’s assumption of Los Suenos and Emerald contracts;

iv.	all of Los Suenos’ and Emerald’s capital stock and assets are transferred to the Company free and clear of all liens, claims and security interests;

v.	the Company’s payment of $1,187,500 cash and 25% of the share component of the Los Suenos Purchase Price to Los Suenos and Emerald; and

vi.	all additional conditions as set forth in the Los Suenos Term Sheet.

The Los Suenos Term sheet contemplates the parties entering into a long-form agreement and other ancillary documents to memorialize the Los Suenos Acquisition (the “Los Suenos Long-Form Agreement”). In the event the Los Suenos Long-Form Agreement is not agreed to within one year of the Los Suenos Execution Date and all of the Los Suenos Conditions are either satisfied or waived, the Los Suenos Acquisition shall be consummated governed by the terms of Los Suenos Term Sheet.

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On August 28, 2019, the Company, entered into a binding term sheet (the “Starbuds Term Sheet”) with Starbuds Pueblo LLC, Starbuds Louisville LLC, Starbuds Niwot LLC, Starbuds Longmont LLC and Starbuds Commerce City, LLC (collectively, the “Starbuds Entities”) pursuant to which the Company will purchase the membership interests of the (“Starbuds Acquisition”). Brian Ruden, a Director nominee, owns the Starbuds Entities.

As consideration, the Company shall pay a total purchase price of $31,005,089 (the “Starbuds Purchase Price”) consisting of $23,253,816 in cash ($7,751,272.25 of which is payable over a period of twelve months after the closing as set forth in the Term Sheet) and 2,601,098 shares of its common stock, par value $0.001 per share. The 2,601,098 shares was determined by averaging the closing price of Company’s common stock for the five (5) days prior to August 28, 2019, which equated to $2.98 per share. A portion of the stock consideration will be subject to certain trading restrictions in the first year after issuance, to be defined in the Starbuds Long-Form Agreement, as defined below. In addition, claw-back language for fifteen percent (15%) of the stock consideration will also be included in the Starbuds Long-Form Agreement, as defined below.  The Starbuds Purchase Price is subject to adjustment in the event of a variance in excess of 10% in the Starbuds Entities’ revenues.

The Starbuds Term Sheet provides for a closing on or before May 1, 2020, unless the parties agree to an extension.

The obligations of the Company and Seller under the Starbuds Term Sheet are conditioned upon the satisfaction or mutual waiver of certain closing conditions (the “Starbuds Conditions”) on or before May 1, 2020 or unless the parties agree to a mutual extension, including the following:

i.	regulatory approval relating to all applicable filings and expiration or early termination of any applicable waiting periods;

ii.	regulatory approval of the Marijuana Enforcement Division and applicable local licensing authority approval;

iii.	receipt of all material necessary, third party, consents and approvals;

iv.	each party's compliance in all material respects with the respective obligations under the Term Sheet;

v.	a tax structure that is satisfactory to both the Company and Seller; and

vi.	the execution of leases with right of first refusals for MMT to acquire the underlying real estate when applicable, in market terms).

The Starbuds Term Sheet may be terminated (i) upon mutual consent of the parties, (ii) by the Company if the Starbuds Entities shall materially breach the terms of the Starbuds Term Sheet and fail to cure such breach after notice or such breach is incurable, (iii) by the Starbuds Entities if the Company shall materially breach the terms of the Starbuds Term Sheet and fail to cure such breach after notice or such breach is incurable, or (iv) by the Starbuds Entities if the Company fails to deliver Proof of Funds on or before April 1, 2020, or (v) on November 15, 2019, if the Starbuds Long-Form Agreement, as defined below, is not executed by the parties. The Company shall pay the targets a termination fee of one percent of the Starbuds Purchase Price or $310,051, in the event of the termination of the Starbuds Term Sheet on the basis of the conditions set forth above in subparagraphs (iv) and (v).

Under the terms of the Starbuds Term Sheet, the Company and the Starbuds Entities agreed to indemnification upon the terms and conditions outlined therein.

The Starbuds Term Sheet contemplates the parties entering into a long-form agreement and other ancillary documents to memorialize the Starbuds Acquisition (the “Starbuds Long-Form Agreement”) upon the conclusion of all standard legal and business due diligence. In the event the Starbuds Long-Form Agreement is not agreed to on or before May 1, 2020 and all of the Starbuds Conditions are either satisfied or waived, the Starbuds Acquisition shall be consummated and governed by the terms of the Starbuds Term Sheet.

Procedures for Approval of Related Party Transactions

Related party transactions are subject to the advance review and approval of the Audit Committee and/or the full Board of Directors, with advice from outside counsel. In its review, the Audit Committee and/or Board is provided with full disclosure of the parties involved in the transaction and considers the relationships amongst the parties and members of our Board of Directors and executive officers.

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PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

The Board of Directors has appointed BF Borgers CPA PC, as our independent registered public accounting firm for the year ending December 31, 2019. A representative of BF Borgers CPA PC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of BF Borgers CPA PC to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in our and our stockholders’ best interests.

The following table sets forth the aggregate fees billed by BF Borgers, CPA PC (“BFB”), our independent registered accounting firm for the fiscal years ended December 31, 2018 and December 31, 2017. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described in the table below.

	2018	2017
Audit fees	$85,000	$107,660
Audit-related fees	–	–
Tax fees	2,5000	1,296
All other fees	–	$–
Total Fees	$87,500	$108,956

Audit fees. Consist of fees billed for professional services rendered for the audit of the consolidated financial statements and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements.

Tax fees. Consists of fees paid to BFB related to the filings of Federal and State returns during the years ended December 31, 2018 and 2017.

All other fees. Consists of fees related to letters to underwriters in connection with certain registration statements for the years ended December 31, 2018 and 2017.

The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and audit-related services provided by BFB in 2018 and 2017 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with BFB maintaining its independence.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC AS OUR INDEPENDENT PUBLIC ACCOUNTANT

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PROPOSAL NO. 3 – APPROVAL OF AMENDMENT TO COMPANY’S 2017 EQUITY COMPENSATION PLAN TO INCREASE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED THEREUNDER TO 18,500,000

Effective June 5, 2019, the Board of Directors has approved an amendment to the Medicine Man Technologies 2017 Equity Incentive Plan, which we refer to as the Plan. The amendment will be presented for shareholder approval at the Annual Meeting. The Plan was originally adopted by the Board of Directors effective June 2, 2017 and approved by our shareholders on June 3, 2017. A prior amendment to the Plan was approved by shareholders at the 2018 Annual Meeting held on May 7, 2018. The amendment to the Plan to be presented at the 2019 Annual Meeting increases the maximum number of shares of common stock that may be issued under the Plan by 15,000,000 shares, from 3,500,000 to 18,500,000. A copy of the amendment is attached hereto as Appendix “A”.

General Details and Provisions of the Plan

Purpose of the Plan. The Plan was established by the Company to (i) promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance; and (ii) provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its business is largely dependent.

The Board has the sole authority to implement, interpret, and/or administer the Plan unless the Board delegates (i) all or any portion of its authority to implement, interpret, and/or administer the Plan to a committee of the Board consisting of non-employee directors (the “Committee”), or (ii) the authority to grant and administer awards to non-executive employees of the Company under the Plan to an officer of the Company.

As amended, the Plan relates to the issuance of up to 18,500,000 shares of common stock (including the additional 15,000,000 shares authorized under the amendment to the Plan to be presented at the 2019 Annual Meeting), including shares that may be issued related to the exercise of options awarded under the Plan, subject to adjustment as described below, and shall be effective for ten (10) years, unless earlier terminated.

Any employee of the Company or an affiliate, a director, or a consultant to the Company or an affiliate may be an “Eligible Person” under the Plan. The Plan provides Eligible Persons the opportunity to participate in the enhancement of shareholder value by the award of options and awards of common stock, granted as stock bonus awards, restricted stock awards, deferred share awards and performance-based awards, under the Plan. This further provides for the Company to make payment of bonuses and/or consulting fees to certain Eligible Persons in options and common stock, or any combination thereof. As of the date hereof, the Company has 45 employees and three non-employee directors who may be Eligible Persons under the Plan; however, this does not include potential consultants who may be an Eligible Person under the terms of the Plan or those who may become an Eligible Person in the future. Eligible persons will receive awards under the Plan on the basis of furthering the purposes of the Plan. While our directors and our executive officers may participate in the Plan, the amounts and benefits that they may receive from the Plan (if any) has not been determined and is not currently determinable.

No single participant under the Plan may receive more than 25% of all options awarded in a single year.

In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, or share combination), the Committee shall adjust awards in any manner determined by the Committee to be an appropriate and equitable means to prevent dilution or enlargement of rights.

Stock Options

The Board, or the Committee, shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive options under the Plan, (ii) to determine the number of shares of common stock to be covered by such options and the terms thereof, (iii) to determine the type of option granted (ISOs or Nonqualified Options), and (iv) to determine other such details concerning the vesting, termination, exercise, transferability and payment of such options. The Board or Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement.

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The exercise price per share for common stock of options granted under the Plan shall be determined by the Board or Committee, but in no case shall be less than one hundred percent (100%) of the fair market value of the common stock (determined in accordance with the Plan at the time the option is granted), provided that, with respect to ISOs granted to a person who holds ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, the exercise price per share for common stock shall not be less than 110% of the fair market value of the common stock and the term of the ISO shall be no more than 5 years from date of grant. The fair market value of the common stock with respect to which ISOs may be exercisable for the first time by any Eligible Person during any calendar year under all such plans of the Company and its affiliates shall not exceed $100,000, or such other amount provided in Section 422 of the Internal Revenue Code of 1986, as amended.

ISOs under the Plan may not be transferred except by will or laws of descent and, during the lifetime of the recipient of the ISO, only be exercised by such recipient. Nonqualified Options may be transferred as a gift in accordance with the applicable securities laws and regulations and with any stock option agreement. Shares issued pursuant to the exercise of options may be endorsed with a legend restricting their transfer or sale.

Bonus, Deferred, and Restricted Stock Awards

The Board, or the Committee, may, in its sole discretion, grant awards of common stock in the form of bonus awards, deferred awards, and restricted stock awards. Each stock award agreement shall be in such form and shall contain such terms and conditions as the Board, or the Committee, deems appropriate. The terms and conditions of each stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate stock award agreements need not be identical.

Performance Share Awards

The Board, or the Committee, may authorize grants of shares of common stock to be awarded upon the achievement of specified performance objectives, upon such terms and conditions as the Board, or the Committee, may determine. Such awards shall be conferred upon the Eligible Person upon the achievement of specified performance objectives during a specified performance period, such objectives being set forth in the grant and including a minimum acceptable level of achievement and, optionally, a formula for measuring and determining the number of performance shares to be issued. Each performance share award agreement shall be in such form and shall contain such terms and conditions as the Board, or the Committee, deems appropriate. The terms and conditions of each performance share award may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate performance share award agreements need not be identical.

Adjustments

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the common stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of common stock subject to outstanding options and other awards under the Plan, and (ii) the number of and class of shares then reserved for issuance under the Plan and the maximum number of shares for which awards may be granted to an Eligible Person during a specified time period shall be appropriately and proportionately adjusted. The Board, or the Committee, shall make such adjustments, and its determinations shall be final, binding and conclusive.

Change in Control

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, will terminate immediately as of the effective date of any such merger, consolidation or sale.

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Plan Amendment or Termination.

Our Board has the authority to amend, suspend, or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant's written consent. The Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, and (ii) the date a Plan is approved by the shareholders, except that awards that are granted under the Plan prior to its termination will continue to be administered under the terms of the that Plan until the awards terminate, expire or are exercised.

Federal Income Tax Consequences

Subject to other customary terms, the Company may, prior to certificating any common stock, deduct or withhold from any payment pursuant to a stock option or stock award agreement an amount that is necessary to satisfy any withholding requirement of the Company in which it believes, in good faith, is necessary in connection with U.S. federal, state, local or transfer taxes as a consequence of the issuance or lapse of restrictions on such common stock.

Individual who receives a grant of options (an “Optionee”) will generally not recognize any taxable income on the date Nonqualified Options are granted pursuant to the Plan. Upon exercise of the option, however, the Optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of Company common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which NSOs are exercised equal to the amount of ordinary income recognized by those Optionees exercising options, and must comply with applicable tax withholding requirements. ISOs granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an Optionee recognizes no taxable income when the option is granted. Further, the Optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. This favorable tax treatment for the Optionee, and the denial of a deduction for the Company, will not, however, apply if the Optionee disposes of the shares acquired upon the exercise of an incentive stock option within two years from the granting of the option or one year from the receipt of the shares.

Other Information

Subject to the right of the Committee to amend or terminate the Plan, it will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after June 2, 2027.

The Committee may, at any time, amend, suspend or terminate the Plan, and the Committee may amend any award agreement; provided that no amendment may, in the absence of written consent to the change by the affected participant, materially alter or impair any rights or obligations under an award already granted under the Plan.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the amendment to the Company’s 2017 Equity Incentive Plan. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2017 EQUITY INCENTIVE PLAN

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PROPOSAL NO. 4 – AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 250,000,000 SHARES FROM 90,000,000.

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation, as amended, increasing our authorized shares of common stock from 90,000,000 shares to 250,000,000 shares. The increase in our authorized shares of common stock will become effective upon the filing of the amendment with the Secretary of State of Nevada.

The form of amendment to be filed with the Secretary of State of Nevada is set forth as Appendix B to this proxy statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation, as amended currently authorize us to issue a maximum of 90,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001

The Board believes that the increase in our authorized common stock will provide us with greater flexibility with respect to our capital structure for business purposes, including additional equity financings and stock-based acquisitions. There will be no change to our authorized preferred stock.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares of common stock, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The Company has entered into binding acquisition term sheets pursuant to which the Company will acquire each target and pay as consideration, a combination of cash and shares of common stock as follows:

Target	Total Consideration	Stock Consideration

Futurevision 2020, Futurevision Ltd.,	$22,000,000	15,151,516
Medicine Man Longmont, LLC and
FutureVision Holdings, Inc.

MedPharm Holdings, LLC	$21,000,000	14,621,212

MX LLC	$1,000,000	757,576

Los Suenos, LLC and	$5,937,500	1,578,073
Emerald Field Grow, LLC

Farm Boy, LLC and Baseball 18, LLC	$5,937,500	1,578,073

Mesa Organics Ltd., Mesa Organics II, Ltd.	$12,012,758	2,801,809
and Mesa Organics III Ltd.

Green Equity S.A.S	$5,400,000	1,292,428

Cold Baked LLC and	$3,750,000	996,678
Golden Works, LLC

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Medically Correct, LLC	$17,250,000	4,677,967

Starbuds Pueblo LLC, Starbuds Louisville LLC,	$31,005,089	2,601,098
Starbuds Niwot LLC, Starbuds Longmont LLC
and Starbuds Commerce City, LLC

Higher Country Supply, LLC	$12,500,000	2,881,356

Colorado Health Consultants, LLC	$36,898,499	3,095,512
CitiMed, LLC, Lucky Ticket LLC
and KEW LLC

RSFCG, LLC, RFSCA LLC	$15,000,000	1,779,661
RFSCB, LLC, RFSCEV, LLC
RFSCED LLC, RFSCLV, LLC
RFSCG-1 LLC, and RFSCLVG LLC

SB Aurora LLC, SB Arapahoe LLC	$50,096,413	4,202,720
SB Alameda LLC, SB 44th LLC

Ahab, LLC, Garden Greens, LLC	$31,000,000	5,704,698
Syls LLC, Heartland Industries, LLC
and Tri City Partners LLC
(operating as Strawberry Fields)

Canyon, LLC and It Brand Enterprises	$5,130,000	835,505

The obligations of the Company and the targets under each of the terms sheets are conditioned upon the satisfaction or mutual waiver of certain closing conditions (the “Conditions”) including the following:

i.	regulatory approval relating to all applicable filings and expiration or early termination of any applicable waiting periods;

ii.	regulatory approval of the Marijuana Enforcement Division and applicable local licensing authority approval;

iii.	receipt of all material necessary, third party, consents and approvals;

iv.	each party's compliance in all material respects with the respective obligations under the term Sheet;

v.	mutual satisfactory completion of due diligence, upon review of all requested information.

Other than as set forth above, the Board of Directors has no plans to issue the additional shares of common stock that would be authorized by the proposed amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law, or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, settlement of debt, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

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We could also use the additional shares of common stock that will become available pursuant to the amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the Board’s approval of the amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, shareholders should be aware that the amendment could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our shareholders might otherwise receive a premium for their shares over then current market prices.

Vote Required

The affirmative vote of a majority of the shares entitled to vote at the meeting is required to approve the filing of the amendment to our Articles of Incorporation to increase our authorized shares of common stock from 90,000,000 shares to 250,000,000 shares. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. If our shareholders do not approve the amendment, we will not be able to increase our authorized common stock to 250,000,000 shares.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 250,000,000 FROM 90,000,000.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

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Appendix A

Amendment to 2017 Equity Incentive Plan

Section 5(A) of the Medicine Man Technologies, Inc. 2017 Equity Incentive Plan (the “Plan”) is hereby amended to read in its entirety as follows:

5. Common Stock Subject to Plan

A.           Share Reserve and Limitations on Grants. The maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options (without regard to whether payment on exercise of the Stock Option is made in cash or shares of Common Stock) and (ii) issued pursuant to Stock Awards, shall be 18,500,000 shares in the aggregate. The number of shares of Common Stock subject to the Plan shall be subject to adjustment as provided in Section 9. Notwithstanding any provision hereto to the contrary, shares subject to the Plan shall include shares forfeited in a prior year as provided herein. For purposes of determining the number of shares of Common Stock available under this Plan, shares of Common Stock withheld by the Corporation to satisfy applicable tax withholding obligations pursuant to Section 10 of this Plan shall be deemed issued under this Plan. No single participant may receive more than 25% of the total Options awarded in any single year.

Except as stated above, all terms and conditions of the Plan shall remain in full force and effect.

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Appendix B

Form of Amendment to Articles of Incorporation

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: Medicine Man Technologies,Inc. Entity or Nevada Business Identification Number (NVID): E0149142014 - 4 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only , complete section 1,2 3, 5 and 6) Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger Th e authorize d share s hav e bee n amended . Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 1/1/2019

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 5 c 6 ( Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) . Effective Date and Time: (Optional) Date: Time: (must not be later than 90 days after the certificate is filed) . Information Being Changed: (Domestic orporations only) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary) . Signature: Required) X Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 1/1/2019

B-2

Section 3 is replaced in its entirety with the following:

The Corporation is authorized to issue two classes of shares, designated “Preferred Stock” and “Common Stock.” The number of shares of Preferred Stock authorized is 10,000,000, par value $0.001 per share and the number of shares of Common Stock authorized is 250,000,000, par value $0.001 per share.

The Preferred Stock may be divided into such number of series as the Corporation’s Board may determine. The Board is authorized to determine and alter the rights, preferences, privileges and restrictions granted and imposed upon any wholly unissued series of Preferred Stock, and to fix the number and designation of shares of any series of Preferred Stock. The Board, within limits and restrictions stated in any resolution of the Board, originally fixing the number of shares constituting any series may increase or decrease, but not below the number of such series then outstanding, the shares of any subsequent series.

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